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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT


    We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-51682 of Cendant Corporation on Form S-4 of our report dated January 26, 2000 (March 27, 2000 as to Note 1), appearing in the Annual Report on Form 10-K of Avis Group Holdings, Inc. for the year ended December 31, 1999 and included in the Current Report on Form 8-K of Cendant Corporation dated November 17, 2000.



/s/ Deloitte & Touche LLP
New York, New York
February 23, 2001